UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2019

Foot Locker, Inc.

(Exact name of registrant as specified in charter)

New York	1-10299	13-3513936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 West 34th Street, New York, New York 10001 (Address of principal executive offices) (Zip Code) Registrant's telephone number, including area code: (212) 720-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

e.       Amendment of Supplemental Executive Retirement Plan. On May 22, 2019, the Board of Directors (the “Board”) of Foot Locker, Inc. (the “Company”) approved an amendment to the Foot Locker Supplemental Executive Retirement Plan (the “SERP”). The named executive officers, as well as other officers and key employees of the Company, participate in this plan. As amended, participation in the SERP is frozen as of December 31, 2018, and any executive who was already a participant in the SERP shall not have a benefit credited to his or her account (other than interest) after December 31, 2022. A copy of Amendment Number Three to the SERP is attached hereto as Exhibit 10.1.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Company’s annual shareholders’ meeting held on May 22, 2019 (the “Annual Meeting”), shareholders voted on the three proposals set forth below. For more information on the proposals, please see the 2019 Proxy Statement, the relevant portions of which are incorporated herein by reference.

As of March 25, 2019, the Company’s record date for the Annual Meeting, there were a total of 112,310,616 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 95,655,249 shares of Common Stock were represented in person or by proxy and, therefore, a quorum was present.

1.        With respect to the election of the ten nominees to the Board for one-year terms expiring at the annual shareholders’ meeting to be held in 2020, the votes were cast for the proposal as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Maxine Clark	88,282,902	274,801	7,097,546
Alan D. Feldman	86,674,490	1,883,213	7,097,546
Richard A. Johnson	81,993,999	6,563,704	7,097,546
Guillermo G. Marmol	88,241,276	316,427	7,097,546
Matthew M. McKenna	85,582,548	2,975,155	7,097,546
Steven Oakland	85,727,783	2,829,920	7,097,546
Ulice Payne, Jr.	88,286,411	271,292	7,097,546
Cheryl Nido Turpin	86,642,859	1,914,844	7,097,546
Kimberly Underhill	87,842,371	715,332	7,097,546
Dona D. Young	84,291,507	4,266,196	7,097,546

Based on the votes set forth above, each of the ten nominees to the Board was duly elected.

2.        With respect to the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, the votes were cast for the proposal as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
79,746,449	7,840,100	971,154	7,097,546

Based on the votes set forth above, the compensation of the Company’s named executive officers was approved.

3.        With respect to the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year, the votes were cast for the proposal as set forth below:

Votes For	Votes Against	Abstentions
91,702,765	3,842,829	109,655

Based on the votes set forth above, the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year was duly ratified.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment Number Three to the Foot Locker Supplemental Executive Retirement Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC.
Date: May 28, 2019	By:	/s/ Sheilagh M. Clarke
Name: Sheilagh M. Clarke Title: Senior Vice President, General Counsel and Secretary